UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2023

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

682 549-6600
(Registrant’s Telephone Number, Including Area Code)
None
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, each of Allison M. Boersma, David A. Pace, Bradley L. Radoff and John D. Robinson notified Farmer Bros. Co., a Delaware corporation (the “Company”), of his or her intention not to stand for re-election as a member of the Board of Directors of the Company (the “Board”) at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Each of Messrs. Pace, Radoff and Robinson and Ms. Boersma has indicated to the Company that he or she will continue to work collaboratively as a member of the Board until his or her term expires at the 2023 Annual Meeting. Neither Ms. Boersma’s nor Mr. Robinson’s departure from the Board is a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 21, 2023, Mr. Radoff delivered an email to Jared Vitemb, VP, General Counsel, Secretary and Chief Compliance Officer of the Company, regarding his decision not to stand for re-election, a copy of which is attached hereto as Exhibit 17.1. Messrs. Pace and Radoff are not accepting re-nomination because they believe that a continuation of the standstill described in that certain Cooperation Agreement, dated as of October 30, 2022, by and among the Company, the entities and persons listed on Exhibit A thereto and the entities and persons listed on Exhibit B thereto (the “Cooperation Agreement”), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 31, 2023 and incorporated by reference herein, is not in the best interest of the Company and its stockholders, and that additional changes need to be made at the Company. Mr. Pace indicated that he did not want to commit to re-nomination pursuant to the terms of the Cooperation Agreement, but is willing to reevaluate his decision at a later date, which he communicated in an email to Mr. Vitemb and Stacy Loretz-Congdon, Chair of the Nominating and Corporate Governance Committee, on August 22, 2023, a copy of which is attached hereto as Exhibit 17.2.

Mr. Pace is a member of the Board’s Nominating and Corporate Governance Committee, Strategy and Capital Allocation Committee and Compensation Committee, and Mr. Radoff is a member of the Board’s Nominating and Corporate Governance Committee, Strategy and Capital Allocation Committee and Audit Committee.

The Company has provided Messrs. Pace and Radoff with a copy of the foregoing disclosure and provided each of them the opportunity to furnish the Company as promptly as possible with a letter stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Any such letter received by the Company from either Messrs. Pace or Radoff will be filed with the SEC as an amendment to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Email from Bradley L. Radoff, dated August 21, 2023.

17.2	Email from David A. Pace, dated August 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer